UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

TTM TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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To Our Stockholders:

Please take notice that the Board of Directors (the “Board”) of TTM Technologies, Inc. (the “Company”) has authorized a change to the location and format of the Company’s 2020 Annual Meeting of Stockholders from an in person meeting to a virtual meeting format. The meeting remains scheduled for 8:30 a.m. PDT, on Thursday, May 7, 2020.

This change is being implemented due to the emerging public health impact of the COVID-19 (coronavirus) pandemic. To support the health and well-being of the Company’s employees and stockholders and to comply with the protocols that federal, state, and local governments have imposed and may impose in the future, stockholders will not be able to attend the meeting in person. Rather, stockholders will be able listen to a live teleconference of the virtual meeting by accessing: https://web.lumiagm.com/208900745.

If you are a stockholder of record as of March 9, 2020, the record date for the annual meeting, you should click on “I have a login,” enter the control number found on your proxy card or Notice of Internet Availability of Proxy Materials you previously received, and enter the password “ttm2020” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of TTM Technologies, Inc. common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 5, 2020.

Stockholders are strongly encouraged to complete and return the proxy card included in the proxy materials, which were sent previously, or through your broker, bank or other nominee’s voting instruction form, to ensure that your votes are counted at the 2020 Annual Meeting. Stockholders of record in the U.S. can also vote via telephone or via the internet by following the instruction on the proxy card.

The health and safety of our stockholders and employees are of paramount concern to our Board and management. Questions regarding proxy voting or how to access the Company’s annual meeting via teleconference or webcast may be directed to Investor Relations at 714-327-3050.

By Order of the Board of Directors

Daniel J. Weber, Secretary Santa Ana, California April 24, 2020